FOR IMMEDIATE RELEASE	New York, NY (February 24, 2012)

INTERPUBLIC ANNOUNCES FULL YEAR AND
FOURTH QUARTER 2011 RESULTS

•	Organic revenue increase of 6.1% for the full year 2011, and 2.8% in the fourth quarter
•	Operating income increased 25% for the full year 2011 and 17% for the fourth quarter, to $687.2 million and $385.3 million, respectively
•
Full year 2011 diluted earnings per share of $0.99, or $0.76 excluding benefit of the third quarter Facebook transaction, a 62% increase compared to $0.47 diluted earnings per share for the full year 2010

•	Fourth quarter 2011 diluted earnings per share of $0.50, a 39% increase compared to $0.36 for the fourth quarter 2010
•	New $300 million share repurchase program authorized – dividend to continue at current levels
•	Company calls convertible notes to eliminate 33 million diluted shares

Summary

•	Revenue
o
Full year 2011 revenue was $7.01 billion, compared to $6.51 billion in 2010, with an organic revenue increase of 6.1% compared to the prior-year period and organic revenue growth at all major agency networks.

o
Fourth quarter 2011 revenue was $2.07 billion, compared to $2.01 billion in the fourth quarter of 2010, with an organic revenue increase of 2.8%, on top of very strong 11.2% organic revenue growth in the prior-year period.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

•	Operating Results
o	For the full year 2011, operating income was $687.2 million, compared to operating income of $548.7 million in 2010. Operating margin was 9.8% for the full year 2011, compared to 8.4% in 2010.
o
Operating income in the fourth quarter of 2011 was $385.3 million, compared to operating income of $330.7 million in 2010. Operating margin was 18.6% for the fourth quarter of 2011, compared to 16.5% in 2010.

•	Net Results
o
Full year 2011 net income available to IPG common stockholders was $520.7 million, resulting in earnings of $1.12 per basic and $0.99 per diluted share. Excluding the impact of the Facebook transaction during the third quarter, diluted earnings per share was $0.76. This compares to net income available to IPG common stockholders of $271.2 million, or $0.57 per basic and $0.47 per diluted share a year ago. Basic earnings per share for the full year 2010 was benefitted by $25.7 million from the repurchase of Series B Preferred Stock that occurred in the second quarter of 2010.

o
Fourth quarter 2011 net income available to IPG common stockholders was $259.0 million, resulting in earnings of $0.58 per basic and $0.50 per diluted share, compared to $195.0 million, or $0.41 per basic and $0.36 per diluted share a year ago.

"Our financial results for the full year and fourth quarter were strong – with organic revenue at the high end of our peer group and significant improvement in both operating margin and earnings per share for 2011.  All of our global networks contributed to this performance.  We continued to see the benefits of investments in digital talent and capabilities across the portfolio, strong performance in emerging world markets, as well as the vitality of our domestic operations,” said Michael I. Roth, Interpublic’s Chairman and CEO.  “Last year, we made great strides in further strengthening our financial position and concurrently initiated programs that returned over $500 million to our shareholders.  Today, we are re-iterating our commitment to those key priorities by announcing a new $300 million share repurchase program and the continuation of our dividend at current levels, and by calling $400 million of our convertible notes.  These actions speak to our confidence in the sustainability of Interpublic’s progress.  Looking forward, we are targeting 3% organic revenue growth and at least 50 basis points of operating margin improvement for 2012.  We remain on track to deliver against our long-term operating goals and to continue driving shareholder value.”

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Operating Results

Revenue
Revenue of $7.01 billion for the full year 2011 was up 7.8% compared to 2010.  During the full year 2011, the effect of foreign currency translation was positive 1.8%, the impact of net divestitures was negative 0.1%, and the resulting organic revenue increase was 6.1%.

Revenue of $2.07 billion in the fourth quarter of 2011 was up 3.4% compared with the same period in 2010. During the fourth quarter of 2011, the effect of foreign currency translation was positive 0.2%, the impact of net acquisitions was positive 0.4%, and the resulting organic revenue increase was 2.8%.

Operating Expenses
For the full year 2011, salaries and related expenses were $4.40 billion, up 6.9% compared to 2010.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 5.1% organically.

During the fourth quarter of 2011, salaries and related expenses were $1.14 billion, down 0.1% compared to the same period in 2010.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses decreased 0.5% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, decreased in the full year 2011 to 62.8% from 63.3% in the prior year, and decreased in the fourth quarter of 2011 to 54.9% from 56.8% in the fourth quarter of 2010.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

For the full year 2011, office and general expenses were $1.92 billion, up 4.7% compared to 2010.  After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 3.1% organically.

During the fourth quarter of 2011, office and general expenses were $548.8 million, up 2.9% compared to the same period in 2010.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 3.0% organically.

Non-Operating Results and Tax
For the full year 2011, net interest expense of $99.0 million decreased by $12.0 million compared to 2010. Net interest expense of $28.8 million increased by $0.7 million in the fourth quarter of 2011 compared to the same period in 2010.

Other income, net was $150.2 million and $13.9 million for the full year and fourth quarter 2011, respectively. The full year 2011 result includes the pre-tax gain of $132.2 million related to the sale of approximately half of the company’s holdings in Facebook in the third quarter of 2011.

The income tax provision for the full year 2011 was $190.2 million on income before income taxes of $738.4 million, compared to a provision of $171.3 million on income before income taxes of $450.6 million in 2010. The income tax provision in the fourth quarter of 2011 was $93.7 million on income before income taxes of $370.4 million, compared to a provision of $98.9 million on income before income taxes of $320.2 million in the same period in 2010. The effective tax rate for the full year 2011 was 25.8%, and excluding the Facebook transaction was 30.4%, compared to 38.0% for the prior year. The effective tax rate for the fourth quarter of 2011 was 25.3%, compared to 30.9% for the same period in 2010.

Balance Sheet
At December 31, 2011, cash, cash equivalents and marketable securities totaled $2.32 billion, compared to $2.69 billion at December 31, 2010.  Total debt was $1.77 billion at December 31, 2011, compared to $1.74 billion at December 31, 2010.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Holders of our $400.0 million 4.25% convertible senior notes may require the company to repurchase their notes for cash at par on March 15, 2012.  The notes are also redeemable at IPG’s option at any time on or after March 15, 2012.  The company will exercise its option and redeem all remaining outstanding 4.25% notes on March 26, 2012.  The company expects to fund the payment of any repurchases or redemptions using available liquidity, which may include, depending on market conditions, proceeds of borrowing in the capital markets.  The 4.25% notes are convertible into 33 million shares of IPG common stock, which will be eliminated from eligible diluted share count upon repurchase or redemption.

Share Repurchase Program and Common Stock Dividend
In 2011, the IPG Board of Directors authorized a program to repurchase from time to time up to $450 million of IPG common stock.  During the fourth quarter of 2011, the company repurchased 14.7 million shares of its common stock, at an average price of $8.98 per share.  For the full year 2011, the company repurchased 41.7 million shares of its common stock, at an aggregate cost of $400.8 million.

The IPG Board of Directors has authorized a new program to repurchase from time to time up to $300.0 million of IPG common stock.  The new share repurchase program, which is in addition to any amounts remaining for repurchase under the program announced in 2011, will take effect immediately and has no expiration date.

During the fourth quarter of 2011 the company declared and paid a common stock cash dividend of $0.06 per share, for a total of $26.7 million.  For the full year 2011 the company declared and paid common stock cash dividends of $0.24 per share, for a total of $111.1 million. The IPG Board of Directors has also declared a common stock cash dividend of $0.06 per share, payable on March 23, 2012 to holders of record at the close of business on March 9, 2012.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

# # #

About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, HUGE, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNAGLOBAL, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

# # #

Contact Information
Tom Cunningham (Press) (212) 704-1326	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FOURTH QUARTER REPORT 2011 AND 2010
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended December 31,
	2011	2010	Fav. (Unfav.) % Variance
Revenue:
United States	$1,039.1	$1,028.9	1.0%
International	1,033.5	976.3	5.9%
Total Revenue	2,072.6	2,005.2	3.4%

Operating Expenses:
Salaries and Related Expenses	1,138.3	1,139.6	0.1%
Office and General Expenses	548.8	533.3	(2.9)%
Restructuring and Other Reorganization-Related Charges, Net	0.2	1.6	N/M
Total Operating Expenses	1,687.3	1,674.5	(0.8)%

Operating Income	385.3	330.7	16.5%
Operating Margin %	18.6%	16.5%

Expenses and Other Income:
Interest Expense	(38.9)	(37.4)
Interest Income	10.1	9.3
Other Income, Net	13.9	17.6
Total (Expenses) and Other Income	(14.9)	(10.5)

Income before Income Taxes	370.4	320.2
Provision for Income Taxes	93.7	98.9
Income of Consolidated Companies	276.7	221.3
Equity in Net Income of Unconsolidated Affiliates	1.6	1.5
Net Income	278.3	222.8
Net Income Attributable to Noncontrolling Interests	(16.4)	(24.9)
Net Income Attributable to IPG	261.9	197.9
Dividends on Preferred Stock	(2.9)	(2.9)
Net Income Available to IPG Common Stockholders	$259.0	$195.0

Earnings Per Share Available to IPG Common Stockholders: Basic	$0.58	$0.41
Diluted	$0.50	$0.36
Weighted-Average Number of Common Shares Outstanding: Basic	448.3	475.4
Diluted	523.2	553.1

N/M – Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
ANNUAL REPORT 2011 AND 2010
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Twelve Months Ended December 31,
	2011	2010	Fav. (Unfav.) % Variance
Revenue:
United States	$3,887.7	$3,709.9	4.8%
International	3,126.9	2,797.4	11.8%
Total Revenue	7,014.6	6,507.3	7.8%

Operating Expenses:
Salaries and Related Expenses	4,402.1	4,117.0	(6.9)%
Office and General Expenses	1,924.3	1,837.7	(4.7)%
Restructuring and Other Reorganization-Related Charges, Net	1.0	3.9	N/M
Total Operating Expenses	6,327.4	5,958.6	(6.2)%

Operating Income	687.2	548.7	25.2%
Operating Margin %	9.8%	8.4%

Expenses and Other Income:
Interest Expense	(136.8)	(139.7)
Interest Income	37.8	28.7
Other Income, Net	150.2	12.9
Total (Expenses) and Other Income	51.2	(98.1)

Income before Income Taxes	738.4	450.6
Provision for Income Taxes	190.2	171.3
Income of Consolidated Companies	548.2	279.3
Equity in Net Income of Unconsolidated Affiliates	3.3	1.9
Net Income	551.5	281.2
Net Income Attributable to Noncontrolling Interests	(19.2)	(20.1)
Net Income Attributable to IPG	532.3	261.1
Dividends on Preferred Stock	(11.6)	(15.6)
Benefit from Preferred Stock Repurchased	0.0	25.7
Net Income Available to IPG Common Stockholders	$520.7	$271.2

Earnings Per Share Available to IPG Common Stockholders: Basic	$1.12	$0.57
Diluted	$0.99	$0.47
Weighted-Average Number of Common Shares Outstanding: Basic	465.5	473.6
Diluted	540.6	542.1

N/M – Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
RECONCILIATION OF FACEBOOK TRANSACTION
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Twelve Months Ended December 31, 2011
	As reported	Facebook	Ex - Facebook
Income Before Income Taxes	$ 738.4	$ 132.2	$ 606.2
Provision for Income Taxes	(190.2)	(6.0)	(184.2)
Effective Tax Rate	25.8%		30.4%
Equity in Net Income of Unconsolidated Affiliates	3.3		3.3
Net Income Attributable to Noncontrolling Interests	(19.2)		(19.2)
Dividends on Preferred Stock	(11.6)		(11.6)
Net Income Available to IPG Common Stockholders - Basic	$ 520.7	$ 126.2	$ 394.5

Adjustments: Effect of Dilutive Securities
Interest on 4.25% Notes	1.4		1.4
Interest on 4.75% Notes	4.1		4.1
Preferred stock dividends	11.6		11.6
Net Income Available to IPG Common Stockholders - Diluted	$ 537.8		$ 411.6

Weighted-Average Number of Common Shares Outstanding - Basic	465.5		465.5
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	9.1		9.1
4.25% Notes	33.0		33.0
4.75% Notes	16.5		16.5
Preferred Stock Outstanding	16.5		16.5
Weighted-Average Number of Common Shares Outstanding - Diluted	540.6		540.6

Earnings Per Share Available to IPG Common Stockholders - Basic	$ 1.12		$ 0.85
Earnings Per Share Available to IPG Common Stockholders - Diluted	$ 0.99		$ 0.76

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax